                                                                    EXHIBIT 23.5


                       CONSENT OF INDEPENDENT ACCOUNTANTS



The Board of Directors
Applied Science and Technology, Inc.:


We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the joint proxy statement/prospectus.

/s/ KPMG LLP

Boston, Massachusetts
December 13, 2000